SECOND AMENDMENT TO MASTER SERVICES AGREEMENT

THIS SECOND AMENDMENT TO MASTER SERVICES AGREEMENT (“Amendment”), made and entered into as of December 23, 2008, by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan  48304 (“Owner”), and THE TAUBMAN COMPANY LLC, a Delaware limited liability company (successor by conversion to The Taubman Company Limited Partnership, a Delaware limited partnership), whose address is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan  48304 (“Manager”), is based upon the following:

        A.           Owner and Manager entered into a certain Master Services Agreement, dated November 30, 1992, as amended by that First Amendment to Master Services Agreement, dated September 30, 1998 (as amended, the “Master Services Agreement”), relating to the engagement of Manager, on a sole and exclusive basis, to provide the services described in the Master Services Agreement.

      B.           The parties have agreed to amend the Master Services Agreement in the manner provided herein.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
  1.           Section 8.1 of the Master Services Agreement is hereby deleted and the following is substituted in its place and stead.

         “Section 8.1                                Compensation.

    (1)           As Manager’s compensation for providing all of the Development Services, Acquisition Services, and Administrative Services contemplated under this Agreement, Owner shall pay to Manager each month a multiple of total compensation expense (current and deferred, excluding only contributions to currently funded pension plans qualified under Section 401(a) of the Internal Revenue Code, paid time off, insurance, and other fringe benefits) of all personnel employed by Manager who are performing any of the foregoing services.  The multiple shall vary depending on the nature of the services being performed, as is set forth on Schedule 8.1 hereto.

(2)           As Manager’s compensation for providing all of the Management Services contemplated under this Agreement, Manager shall be compensated as set forth in separate property management agreements between Manager and each Owning Entity.  As used herein, “Manager’s Compensation” shall mean and include all of Manager’s compensation described in this subsection (2) and subsection (1) above.

(3)           Manager shall invoice Owner monthly and Owner shall pay such invoice within thirty (30) days.

(4)           Manager’s estimate of Manager’s Compensation shall be set forth in the annual budget for each Fiscal Year, and Manager’s Compensation shall not exceed such estimate without Owner’s prior approval.”

2.             Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Services Agreement.

                3.             As modified and amended by this Amendment, the Master Services Agreement remains in full force and effect and is hereby ratified and confirmed.
The parties hereto have executed this Amendment on the date first above written.

                                    THE TAUBMAN REALTY GROUP
                                    LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By:            /s/ Chris B. Heaphy
                                    Chris B. Heaphy
                                    Its:           Authorized Signatory

“Owner”

                                    THE TAUBMAN COMPANY LLC, a
                                    Delaware limited liability company

                                    By:            /s/ Steven Eder
                                    Steven Eder
Its:	Senior Vice President, Capital Markets and Treasurer

“Manager”